Exhibit 10.6

              Trust Services Agreement dated April 30, 1998 by and
                    between Harrington Bank, FSB and INFOVISA


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                           SOFTWARE LICENSE AGREEMENT
                  MAUI ( Multiple Application User Interface )

This Software License Agreement (the "Agreement") made this the 30th day of April, 1998, is by and among INFOVISA ("Licensor"), and Harrington Bank, FSB, ("Licensee").

The terms of this Software License Agreement apply to Licensor's software known as Multiple Application User Interfaces which includes Enhanced Trust Accounting and Enhanced Trust Reporting (Software), which is owned by UniPac Service Corporation ("Unipac"). INFOVISA warrants it has the right to sublicense the Software.

NOW, THEREFORE, in consideration of the mutual promises in this document, the parties agree as follows:

1. Grant. Subject to all the terms and conditions of this Software License Agreement, Licensor hereby grants the Licensee a personal, non-exclusive, non-transferable right and license to use the Software and any documents, manuals or other material provided in support of the software. No transfer of ownership is intended by this Software License Agreement.

2. Term. This Agreement shall be in force beginning on the date accepted by the President of Infovisa and shall continue for a period of sixty (60) months commencing upon billing of the first months maintenance.

3. Product Provided. Licensor will provide an executable module in machine readable form for that version of the software licensed to the Licensee. Licensor will provide installation, installation training, and maintenance of the software on Licensee's machine, along with sufficient testing to insure that the software is "up and running" and performing all tasks specified by the Licensor, and is functioning in accordance with Licensor's own specifications. Maintenance shall be defined in this case, and in any and all other instance, as consisting of installing and maintaining the Software. The Licensee is not permitted to modify or re-engineer the Software without the Licensor's written consent, although any additional modifications and services not pertaining to installation of the Software requested by the Licensee will be provided for on a pay for basis by Licensor. Licensor shall have a right to a copy of all modifications and all modifications shall be owned by UNIPAC.

4. Consideration. In consideration of the license, Licensee shall pay to Licensor a "license fee" and a "maintenance fee" as set forth in ATTACHMENT A.

5. Interest. Interest on all past due amounts under this Agreement shall accrue from the date due at an annual interest rate equal to the lessor of 18% per annum or the maximum interest rate permitted by law.

6. Acceptance/Notice. Licensee agrees to use the Software according to the instructions supplied by Licensor. Licensee shall notify the Licensor of all instances where the Licensee believes that (1) the program is not functioning, or (2) the program is not functioning in accordance with the documentation and/or manuals. For each such instance, Licensee agrees to provide notice to Licensor. Each such notice shall explain, as well as Licensee can, the step-by-step process leading up to the instance itself, any subsequent actions taken by Licensee, and the results of such action. The notice shall be completed and sent to Licensor in a reasonable time (in most cases within three (3) days after the instance first occurs).

7. Software from Other Vendors. In any other instance in which the Software modifies in any way other software licensed from any other vendor, the Licensee shall be responsible for keeping a copy of the unmodified software readily available, and this unmodified copy shall be the copy of that software which shall be returned to its vendor if such is required. The Licensor assumes no responsibility with regard to the Licensee's use of any software other than its own.

8. Taxes and other costs. All prices quoted by Licensor are exclusive of taxes, duties, assessments, and other, all of which shall be paid solely by the Licensee.


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9.   Trade  Secrecy.  The  Licensee  recognizes  that the  Software is the trade secret and exclusive property of UNIPAC; therefore, the Licensee shall take special care to preserve its confidentiality. In particular, the Licensee shall not sell, distribute, or transfer, in any manner, any copy of the Software in whatever form to any other party without the express written authorization of Licensor. The Licensee shall not allow access to the Software by any third parties. The Licensee shall take care that any copies of any materials that it makes for its own use will be clearly labeled as copyrighted materials using the form,

                    CONFIDENTIAL AND TRADE SECRETS MATERIALS

Notwithstanding anything in this Agreement to the contrary, it is the express intention of the parties to this Agreement that all right, title and interest of whatever nature in Licensor's users manuals, training materials, all computer programs, routines, structures, layout, report formats, together with all subsequent versions, enhancements and supplements to said programs, all copyrights (including both source and object code) and all oral or written information relating to the Software conveyed in confidence by Licensor to Licensee pursuant to this Agreement, and all other forms of intellectual property of whatever nature is and shall remain the sole and exclusive property of the UNIPAC.

10.  Licensee's Responsibilities.

     A. The Licensee will provide the Licensor a contact person to be the data administrator for the Software;
     B. The data administrator should have knowledge of investments and trust operations;
     C. The Licensee will supply and input the comparison index information into the Software;
     D. The Licensee will make changes to the data that has been downloaded into the Software when necessary;
     E. The Licensee will provide at a minimum weekly backups of the software and data;
     F. The Licensee will provide computer equipment and software to run the Maui software programs as specified in ATTACHMENT B. The Licensee will maintain computer equipment and software compatible with the Licensor's modifications and therefore, agrees to purchase new equipment and software as may reasonably be required by the Licensor.

11. Warranties and Disclaimers. Licensor warrants that it has used its best efforts and skill in the production of the Software, provided that the software is run according to the instructions and using the kind of equipment required for the Software and operated by persons with reasonable skill.

12. Liability for Damages. The Licensee understands that the Licensor will not be in a position to control the use which the Licensee makes of its computer system or the other software and peripherals the Licensee uses thereon, or the procedures the Licensee employs in its computer operation. All claims with regard to the Software by the Licensee against the Licensor must be made within one (1) year of Licensee's awareness of such error or forever be barred.

     Except for the express warranties set forth in this Agreement, Licensor makes no representations of warranties of any nature, oral or written, express or implied regarding the Software, the documentation, the services provided under this Agreement, or any other matter, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. This Agreement does not constitute a joint account either expressed or implied between Licensor and Licensee. Licensor is acting as an independent contractor and not as an agent of the Licensee organization. Any liability of Licensor to Licensee, whether for breach of this Agreement, negligence, or otherwise, shall be specifically subject to the limitations of paragraph 13, and in no event shall its liability exceed the actual amount of payments made by Licensee to Licensor during the then-existing term of this Agreement.

     Pursuant to this Agreement, Licensor may use third parties to assist it in providing its services to Licensee. No such third party makes any warranties whatsoever, whether expressed or implied, to the Licensee as to fitness, merchantability or any other matter; no such third party shall have any liability to the Licensee or any other person or entity in any way arising out of any error or omission in the services provided by such third-party, or a delay in providing those services. In no event shall any third-party providing services to Licensor be liable to any Licensee or other person or entity for any loss, injury, or damages, including incidental or consequential damages or for anything beyond such third party's reasonable control.

13. Limitation of Liability. Because software is inherently complex and may not be completely free of errors, Licensee is advised to verify Licensee's work and to make backup copies. In no event will Licensor be liable for indirect, special, incidental, economic, cover, or consequential damages arising out of the use of or inability to use the software or user documentation, even if advised of the possibility of such damages. Licensor's liabilities in tort contract or

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     otherwise  shall not exceed the total moneys the Licensee  paid to Licensor for the use of the software up to the time that the claim accrued.

14. Site Specification. The Licensee's use of the Software is restricted to unlimited concurrent user(s) having access to an unlimited number of accounts on the Licensee's existing database, at the site(s) at which Licensee conducts its day-to-day trust operations, said site(s) being located at Richmond, IN. The Software is to be used by Licensee to process accounts of Licensee only, and acknowledges that Licensor will suffer damage is Licensee permits the Software to be used to process accounts of unrelated third parties not expressly covered by this License Agreement.

     Licensee grants to Licensor the right to inspect its computer operations to determine if it is in compliance with this Agreement; however, the Licensor agrees that it will act reasonably in the exercise of this right and cooperate with the Licensee to avoid disruption of its computer operations and to preserve the confidentiality of any of its files. Should Licensee be found to be using the Software in violation of this Agreement, Licensee agrees to pay any and all additional fees Licensor determines due and owing under the current fee schedule, accruing from the original date of this Agreement.

15. Operating System Specification. Licensee recognizes the need to maintain on the microcomputer operating system software compatible with Licensor's enhancements to the Software and therefore, Licensee agrees to purchase, install and maintain new versions of the applicable operating system as recommended by Licensor within the time frame specified by Licensor.

16. Remedies Cumulative; No Waiver. No remedy of Licensor contained in this Agreement shall be considered exclusive of any other remedy; but rather, each remedy shall be distinct, separate and cumulative, and in addition to any other right or remedy provided in this Agreement or by applicable law. Each such right or remedy may be pursued singularly, successively or together in the sole discretion of Licensor and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same. Licensor may waive any right or remedy available to it, but any such waiver is not continuing, is limited to the specific act or omission waived and shall not affect any other rights or remedies.

17. Default by Licensee. In the event Licensee fails to perform any of the obligations under this Agreement, including but not limited to the failure to make any payment required under paragraph 4 with attachments, and this failure continues for a period of ten (10) days from the date when performance should have been rendered, Licensee shall be deemed to be in default of its obligations hereunder.

18. Right to Suspend Performance Without Terminating. In the event of a default in any terms of this Agreement by Licensee, then, in addition to Licensor's right to terminate this Agreement and any other rights and remedies Licensor may have, Licensor may suspend performance of all services under this Agreement (and deny Licensee access to Software updates) until the default is cured; in such event, Licensee shall remain liable to Licensor under the terms of this Agreement, including all payments required under paragraph 4 until the default is cured.

19. Renewal. This Agreement shall automatically renew itself for additional successive five year terms, unless at least ninety (90) days prior to the end of the original term or any renewal term, Licensee gives Licensor, or Licensor gives Licensee, written notice of its intent to cancel this Agreement at the end of the then current term.

20. Right to Terminate; Damages Upon Termination. In the event a default by Licensor shall occur hereunder, the Licensee may, at its option, immediately terminate this Agreement. In the event a default by Licensee shall occur hereunder, Licensor may, at its option, immediately terminate this Agreement. Licensee acknowledges that Licensor will incur great initial costs and expense to install the Software and to provide training and customer support for Licensee's personnel, the recovery of said costs and expenses by Licensor are to take place over the term of this Agreement and any renewal. Therefore, in the event of default of this Agreement by Licensee, Licensee agrees to pay to Licensor an amount equal to the maintenance fees due for the remaining balance of the term of this Agreement or any renewal thereof, so that Licensor may recoup its initial costs and expenses. In addition, all Software, equipment, manuals and other property of Licensor in Licensee's possession shall immediately be returned to Licensor, at Licensee's expense. Notwithstanding the foregoing, nothing herein shall limit Licensor's legal and equitable remedies against Licensee in the event of a breach by Licensee of the terms, conditions and protective covenants contained in this Agreement, including, but not limited to, injunctive relief in the event UNIPAC or Licensor's proprietary interests in the Software are threatened or infringed.

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21.  Compensation  in Subsequent  Years. At any time upon thirty (30) days prior written notice to Licensee, Licensor, at its sole option may increase its Maintenance Fee, without Licensee's specific consent. The Maintenance Fee may not be increased by more than five percent (5%) per calendar year from the Maintenance Fee payable the previous calendar year.

22. Binding Effect; Assignability. This Agreement shall be binding upon and shall inure to the benefits of the parties hereto and their respective heirs, representatives, successors and assigns, Licensee may not assign, delegate or otherwise transfer any of its or his rights, duties or obligations hereunder or interest herein without written consent of Licensor. In the event of any such assignment, delegation, or other transfer by Licensee, whether or not Licensor has consented, the Licensee shall remain liable for all amounts due hereunder and all other obligations of Licensee pursuant to this Agreement, whether the Assignor or Transferee is or may also be liable to Licensor.

     Licensor may transfer or assign its rights, duties and obligations hereunder or interest herein to any entity related to Licensor by substantially similar ownership or control, or to a successor in interest pursuant to a merger, reorganization, stock sale or other transaction, without consent of user.

23. Governing Law. This agreement shall be governed by the laws of the State of Colorado.

24. Jurisdiction, Venue. The parties hereto agree that, in the event either party elects to pursue legal action against the other for default of any obligation under this Agreement, such legal action shall be brought in the State of Colorado, unless Licensor, at its sole option, elects to bring action in the county and state of residence of the Licensee.

25. Severability. If any part of this agreement is held void for any reason, the balance of this Agreement shall continue to be valid and binding.

26. Violation. Licensee agrees to take all reasonable steps necessary to ensure that none of its employees nor any related third party violate the terms of this Agreement.

27. Merger Clause. This Agreement and any appendices or other writings signed by both parties associated herein constitutes the entire Agreement between the parties hereto and supersedes all proposals, prior negotiations, and agreements, whether oral or written.


WITNESS the due execution hereof the day and date first written above.

DATED this the 30th day of April, 1998.

INFOVISA, Inc. - Licensor                   Harrington Bank, FSB-Licensee
Cornelius, NC (A Colorado Corporation)      Richmond, IN

Signed:  /s/ Joseph W. Brown                Signed: /s/ Catherine A. Habschmidt
         -------------------                        ---------------------------
                                            PLEASE PRINT OR TYPE:

NAME:   JOSEPH  W. BROWN            NAME:   Catherine A. Habschmidt
TITLE:  PRESIDENT                   TITLE:  SVP & CFO

DATE:   5/14/98                     DATE:   4/30/98

                                            Signed: /s/ Daniel H. Haglund
                                                    ---------------------
                                            PLEASE PRINT OR TYPE:

                                            NAME:  Daniel H. Haglund
                                            TITLE: SVP & Treasurer
                                            DATE   4/30/98

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                                 ATTACHMENT A:
                  Licensing, Maintenance Fees and Other Terms

In consideration of the software license and maintenance, Licensee shall pay to Licensor the following fees:

INITIAL SOFTWARE LICENSE:

1. $7,000 One Time License Fee. Payment is due upon delivery of this Agreement to INFOVISA.

2.   $7,000 One Time Installation ion Fee. Payment is due upon installation.

MONTHLY MAINTENANCE FEES:

1.   $1,200  Per Month for ETA in Years 1 & 2.
2.   $1,500 Per Month for ETA in Years 3, 4, 5.
3.   $0 Per Month for ETR.
4.   $0 Per Month for Custody Interface.

     $1,200 Total Per Month for Years 1 & 2.
     $1,500 Total Per Month for Years 3, 4, 5.


2. The aforementioned fee schedule assumes services are provided to a single ETA processing unit located at the site at which Licensee conducts its day-to-day trust operations. If additional sites are required in the future, additional fees will apply.

OPTIONAL SERVICES:

1. Printing, Collating, and Stapling of statements are $0.09 per page. Envelopes and stuffing of statements are $0.12 per page.
2. Disaster Recovery service includes delivery of file server loaded with software, which must be loaded at client site with backup tapes: $6,000 per disaster (delivered).
3.   Security Pricing not Included.
4.   $100 Per Month forAMS (Realignment & Modeling).
5.   $20 Per Month for Indices.
6.   $100 Per Month for Common Trust Fund Module.

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                                  ATTACHMENT B
                           ETA Hardware Configuration

FILE SERVER:
      Manufacturer, network certified, with:
           Pentium 200 Processor
           128 MB RAM
           3 -4 GB Hard Drives
           Monitor
           4/8 GB Tape Drive which writes DDS2
           Uninterruptable Power Supply
           Ethernet Network Card

Work Stations:

* Work stations should be Pentium 133 or greater with 32 MB RAM and 1 GB Harddrive.
*    Windows NT 4.0 Workstation software.
*    Ethernet Network Card

Network:

*    Windows NT network is required with Ethernet connectivity recommended.
*    Ethernet 24 Port Hub and Patch Panel.
*    Category 5 Plenum Data Cable is recommended for the network wiring

SOFTWARE:

*    Windows NT 4.0 with 10 or 25 Station User License is required
*    SQL Server 6.5 with 10 or 25 Station User License is required
*    Cheyenne ArcServe 6.0 Software is required for system backup.
* Carbon Copy 32 Version 4.0 is required on one work station for trouble shooting.
*    MS Access for one work station WinZip Version 6.3 SR-1 (32 Bit version)

Modems

* An external V.34 compatible modem which is on the NT Hardware Compatibility list is required on the file server (33.6 or faster baud rate). This will be used for system interfaces.
* An external V.34 compatible modem which is compatible with Carbon Copy 32 and Microsoft RAS is also required on one workstation. This allows INFOVISA technical support people access to your ETA system should trouble shooting be required
*    A US Robotics(TM) or Practical Peripherals(TM) modem is recommended.

Printers:

* A laser printer is required for printing checks on the system. A Hewlett Packard(TM) Laserjet 5N is recommended. Note: The Laserjet 5N has been discontinued and HP is coming out with a replacement.
* A laser printer is required for printing statements and reports on the system. A Hewlett Packard(TM) 5 SI is recommended.

TELECOMMUNICATIONS LINES:

*    A standard analog phone line is required for the file server.
* A standard analog phone line, which can receive calls, is required for one workstation for trouble shooting by INFOVISA.
* A telephone set placed near the workstation with the external modem is required. We want to talk to you at the same time we dial in during trouble shooting.

NOTE: Manufacturers who have network certified machines include: IBM, Dell, Compaq and Hewlett Packard

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